                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                   QUAKER STATE CORPORATION AND SUBSIDIARIES
                                 (IN THOUSANDS)

                                                           YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------
                                                1997      1996      1995      1994      1993
                                               -------   -------   -------   -------   -------
Interest expense.............................   26,913    12,609     7,178     5,059     5,588
Interest factor of rental expense(1).........   11,586     9,120     8,311     6,973     6,908
                                               -------   -------   -------   -------   -------
Total fixed charges..........................  $38,499   $21,729   $15,489   $12,032   $12,496
                                               =======   =======   =======   =======   =======
Income from continuing operations
  before income taxes........................  $(11,389) $17,551   $(5,723)  $ 3,912   $ 3,794
Fixed charges................................   38,499    21,729    15,489    12,032    12,496
                                               -------   -------   -------   -------   -------
Total earnings...............................  $27,110   $39,280   $ 9,766   $15,944   $16,290
                                               =======   =======   =======   =======   =======
Ratio of earnings to fixed charges...........       .7       1.8        .6       1.3       1.3
                                               =======   =======   =======   =======   =======

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(1) Interest factor of rental expense computed based on; (a) average interest factor from a sample of leases for operations representing in excess of 50% of rentals from continuing operations, and (b) one-third factor of rentals for other operations.